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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of
Franklin Select Realty Trust on Form S-3 (File No. 333-                 ) of our
report dated February 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Franklin Select Realty Trust as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31 1996, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."




                                        COOPERS & LYBRAND L.L.P.













San Francisco, California
October 21, 1997